                         EXHIBIT 99.2

FOR IMMEDIATE RELEASE: April 20, 2000

CONTACTS:  Catherine Califano, S.V.P. /C.F.O., Haven Bancorp
           Tel. (516) 683-4483
           Annette Esposito, F.V.P./Communications Director,
           Haven Bancorp
           Tel. (516) 683-4231

       HAVEN BANCORP REPORTS FIRST QUARTER RESULTS


Westbury, NY--Haven Bancorp, Inc. (Nasdaq: HAVN), the holding company for CFS Bank, today reported net income of $101,000, or $0.01 per basic common share ($0.01 per share, diluted) for the first quarter of 2000, compared to $2.6 million, or $0.30 per basic common share ($0.29 per share, diluted) in the first quarter of 1999. Net income for the first quarter of 2000, excluding restructuring charges would have been $4.7 million, or $0.53 per basic common share ($0.51 per share, diluted). As previously announced, the first quarter of 2000 included pre-tax restructuring charges totaling $7.1 million, including a charge of approximately $6.8 million related to the sale of parts of the Company's residential mortgage origination division and the reorganization of the remainder of the division, and a restructuring charge of approximately $300,000 related to the remainder of the Company's business operations. The Company previously announced that it expects to realize annualized savings of approximately $14 million from the restructuring of its mortgage operations and its plan to reduce operating expenses through a reduction in the Company's workforce and the elimination of certain other discretionary expenses.

Philip S. Messina, Chairman and Chief Executive Officer, stated, "We are pleased to report that our core earnings (net income excluding gains on sales of interest-earning assets and restructuring charges) grew by 83% over the first quarter of 1999. Our results were positively impacted by continued growth in net interest income, the significant contributions of fee income from our supermarket branches and the stabilization of operating expenses. Now that we have substantially resolved the residential mortgage division issues which had negatively impacted our operating results, we are well positioned to further capitalize on our supermarket banking strategy and our core banking business. During this quarter, the supermarket branches made a positive contribution of approximately $1.0 million to our pre-tax earnings, up from $675,000 in the fourth quarter of 1999. We will continue to provide residential mortgage products to our customers through our branch network and from our Westbury, NY headquarters."

As of March 31, 2000, the Bank had 62 supermarket branches with total deposits of $898.5 million, an increase of $56.2 million, or 6.7%, from $842.3 million at December 31, 1999. During the quarter, the Bank closed one branch in an Edwards Superstore in Bayshore, NY and relocated another branch from the Pathmark in Woodmere to Springfield Gardens, NY. Core deposits equaled 49.1% of total supermarket branch deposits, compared to a ratio of 45.2% in traditional branches. The supermarket branches added approximately 5,800 new checking accounts during the first quarter of 2000, bringing the total number of checking accounts in the supermarket branches to approximately 129,000. Non-interest income from supermarket branches totaled $4.7 million in the first quarter of 2000 compared to $4.4 million in the fourth quarter of 1999. Non-interest expense, including allocated overhead, totaled $9.2 million for the period compared to $9.0 million in the fourth quarter of 1999.

Net interest income for the first quarter of 2000 was $19.6 million, a 20.9% increase over net interest income of $16.2 million in the first quarter of 1999. The increase was primarily the result of interest-earning asset growth. Average interest-earning assets increased by 23.5% in the first quarter of 2000 compared to the first quarter of 1999, primarily due to a 71.6% increase in average debt and equity securities, and a 34.7% increase in average mortgage loans. Average interest-earning assets were relatively flat from the fourth quarter of 1999. The net interest margin in the 2000 first quarter was 2.74% compared to 2.80% in the first quarter of 1999.

Residential and commercial real estate loan originations and purchases for our portfolio totaled $68.8 million in the first quarter of 2000, compared to $166.2 million originated and purchased for portfolio in the first quarter of 1999. The decrease in loan originations and purchases for portfolio was due to the wind down of the residential mortgage origination operations. In addition, $95.8 million of residential loans were originated or purchased for sale in the secondary market during the first quarter of 2000.

The provision for loan losses in the first quarter of 2000 was $0.6 million compared to $0.7 million in first quarter of 1999. The decrease in the provision was due to the expected decrease in the growth of the residential loan portfolio. The allowance for loan losses was $16.8 million, or 0.92% of loans, at March 31, 2000 compared to $16.7 million, also 0.92% of loans, at December 31, 1999. Non-performing assets at March 31, 2000 totaled $7.5 million, or 0.25% of total assets. Non-performing loans, comprised of non-accrual and restructured loans, were $7.1 million and real estate owned, net, was $0.4 million at March 31, 2000. At March 31, 1999, non-performing assets totaled $10.3 million, or 0.40% of total assets; non-performing loans totaled $10.1 million and real estate owned, net, equaled $0.2 million.

In the first quarter of 2000, non-interest income, excluding net gains on sales of interest-earning assets, increased to $8.5 million, or 6.5%, from $8.0 million in the first quarter of 1999. The growth in non-interest income reflects the impact of the continued maturation of our supermarket banking program which was offset by a decrease in mortgage banking income. Retail banking fees increased 58% in the 2000 first quarter to $4.9 million from $3.1 million in the 1999 first quarter. Insurance, annuity and mutual fund fees for the first quarter of 2000 increased 9.8% to $2.2 million from $2.0 million in the 1999 first quarter. Mortgage banking income was $1.1 million in the first quarter of 2000 compared to $2.3 million in the first quarter of 1999. The decrease in mortgage banking income was due to a decrease in the Bank's loans held for sale volume as a result of the wind down of the residential mortgage origination operations.

Non-interest expense, excluding the restructuring charges, increased by $0.8 million, or 4.0% to $20.4 million in the first quarter of 2000 compared to $19.6 million for the 1999 first quarter and $19.9 million for the fourth quarter of 1999. The increase was due primarily to the Bank's expansion of its supermarket banking program from fifty-two branches at March 31, 1999 to sixty-two branches at March 31, 2000.

At March 31, 2000, Haven had total assets of $2.97 billion. Stockholders' equity was $102.7 million, or $11.38 book value per share, compared to $105.6 million, or $11.73 book value per share at December 31, 1999. This decrease was due to an after tax increase in the unrealized loss on securities available-for-sale of $2.6 million, primarily as a result of an increase in interest rates during the three months ended March 31, 2000. CFS Bank's tangible, core and risk-based capital ratios at March 31, 2000, were 5.72%, 5.72% and 12.08%, respectively. These ratios exceeded the minimum regulatory requirements of 2.00%, 4.00% and 8.00%, respectively. The Bank is considered "well capitalized" by regulatory standards.

Headquartered in Westbury, New York, Haven Bancorp, Inc. is the holding company for CFS Bank, a community-oriented institution offering deposit products, residential and commercial real estate loans and a full range of financial services including discount brokerage, mutual funds, annuities and insurance products through eight full-service banking offices and 62 supermarket branches located in New York City, Nassau, Suffolk, Rockland and Westchester Counties, New Jersey and Connecticut. Haven provides auto, home-owners and business lines of insurance through its subsidiary, CFS Insurance Agency, Inc. The Bank's deposits are insured by the FDIC.
Statements made herein that are forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995, are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those related to overall businessconditions, particularly in the consumer financial services, mortgage and insurance markets in which Haven operates, fiscal and monetary policy, competitive products and pricing, credit risk management, changes in regulations affecting financial institutions and other risks and uncertainties discussed in Haven's SEC filings, including its 1999 Form 10-K. Haven disclaims any obligation to publicly announce future events or developments, which may affect the forward-looking statements contained herein.

                HAVEN BANCORP, INC.
Selected Financial Ratios and Selected Financial Data

Selected Financial Ratios
                                        Three Months Ended
                                            March 31,
                                        2000         1999
(annualized)

Return on average assets                 0.01%       0.42%
Return on average assets
  excluding restructuring charges        0.63        0.42
Return on average equity                 0.39        8.67
Return on average equity
  excluding restructuring charges       17.96        8.67
Net interest spread                      2.70        2.75
Net interest margin                      2.74        2.80
Operating expenses to average assets(1)  2.73        3.16


(1) For the purpose of this calculation, operating expenses equal non-interest expense excluding amortization of goodwill, real estate owned operations, net and non-performing loan expenses totaling $75,000 and $190,000 for the three months ended March 31, 2000 and 1999, respectively, and the restructuring charges of $7.1 million recognized in the 2000 quarter.

                                         March 31,   December 31,
                                           2000         1999
Stockholders' equity to total assets       3.46%        3.56%
Stockholders' equity per share           $11.38       $11.73
Non-performing loans to total loans        0.39%        0.42%
Non-performing assets to total assets      0.25         0.27
Allowance for loan losses to non-
  performing loans                       237.00       216.56
Allowance for loan losses to total loans   0.92         0.92

Selected Financial Data ! Retail Branches(1)


TRADITIONAL BRANCHES
8 Branches
March  31, 2000            Number                    % of Traditional
                         of Accounts   Balance       Branch Deposits
Total Deposits            169,587   $1,236.7 billion
Checking                   69,366   $  168.0 million     13.6%
Savings & Money Market     58,632   $  390.4 million     31.6%
Certificates               41,589   $  678.3 million     54.8%
Cost of deposits                    3.87%
Fee income contribution             $2.5 million

SUPERMARKET BRANCHES
62 Branches
March  31, 2000            Number                    % of Supermarket
                         of Accounts   Balance       Branch Deposits

Total Deposits            227,501   $898.5 million
Checking                  128,972   $118.2 million       13.1%
Savings & Money Market    72,158    $323.2 million       36.0%
Certificates              26,371    $457.1 million       50.9%
Cost of deposits                    4.45%
Fee income contribution             $4.7 million

(1) Excludes approximately $15.7 million of deposits held in the administrative branch.

                     HAVEN BANCORP, INC.
               Consolidated Statements of Income
         (Dollars in thousands, except per share data)
                         (Unaudited)

                                                          Three Months Ended
                                                               March 31,
                                                          ------------------
                                                          2000          1999
                                                          ----          ----
Interest income:
  Loans                                                   $34,407      $25,735
  Mortgage-backed securities                               12,857       12,650
  Money market investments                                    147           30
  Debt and equity securities                                4,326        2,065
                                                           ------       ------
     Total interest income                                 51,737       40,480
                                                           ------       ------
Interest expense:
 Deposits:
  Savings accounts                                          4,516        4,669
  NOW accounts                                                382          324
  Money market accounts                                       529          419
  Certificate accounts                                     15,571       11,753
 Borrowed funds                                            11,147        7,109
                                                           ------       ------
    Total interest expense                                 32,145       24,274
                                                           ------       ------
Net interest income before provision for loan losses       19,592       16,206
Provision for loan losses                                     565          675
                                                           ------       ------
Net interest income after provision for loan losses        19,027       15,531
                                                           ------       ------
Non-interest income:
  Loan fees and servicing income                              264          505
  Mortgage banking income                                   1,084        2,268
  Retail banking fee                                        4,866        3,079
  Net gain on sales of interest-earning assets                126          335
  Insurance, annuity and mutual fund fees                   2,169        1,975
  Other                                                        94          135
                                                           ------       ------
     Total non-interest income                              8,603        8,297
                                                           ------       ------
Non-interest expense
  Compensation and benefits                                11,037       11,040
  Occupancy and equipment                                   3,609        3,344
  REO operations, net                                        (176)        (151)
  Federal deposit insurance premiums                          108          254
  Restructuring charges                                     7,057          -
  Other                                                     5,840        5,138
                                                           ------       ------
     Total non-interest expense                            27,475       19,625
                                                           ------       ------
Income before income tax expense                              155        4,203
Income tax expense                                             54        1,603
                                                           ------       ------
Net income                                                $   101      $ 2,600
                                                           ======       ======
Net income per common share:  Basic                        $ 0.01       $ 0.30
                                                           ======       ======
                              Diluted                      $ 0.01       $ 0.29
                                                           ======       ======

Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

                       HAVEN BANCORP, INC.
         Consolidated Statements of Financial Condition
         (Dollars in thousands, except for share data)
                          (Unaudited)


                                                                       March 31,    December 31,
                                                                         2000          1999
                                                                       ---------    ------------
ASSETS
Cash and due from banks                                                $   51,740    $   41,479
Money market investments                                                    6,104         1,238
Securities available for sale                                             943,435       937,299
Loans held for sale                                                        49,384        82,709
Federal Home Loan Bank of NY Stock                                         27,865        27,865
Loans receivable:
  First mortgage loans                                                  1,793,622     1,777,208
  Cooperative apartment loans                                               4,048         3,669
  Other loans                                                              24,348        25,948
                                                                        ---------     ---------
Total loans receivable                                                  1,822,018     1,806,825
     Less allowance for loan losses                                       (16,836)      (16,699)
                                                                        ---------     ---------
Loans receivable, net                                                   1,805,182     1,790,126
Premises and equipment, net                                                35,002        35,928
Accrued interest receivable                                                15,564        15,825
Other assets                                                               31,636        33,381
                                                                        ---------     ---------
     Total assets                                                      $2,965,912    $2,965,850
                                                                        =========     =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits                                                             $2,150,944    $2,080,613
  Borrowed funds                                                          680,987       749,232
  Due to broker                                                               871          -
  Other liabilities                                                        30,369        30,422
                                                                        ---------     ---------
     Total liabilities                                                  2,863,171     2,860,267
                                                                        ---------     ---------
Stockholders' Equity:
  Preferred stock, ($.01 par value, 2,000,000
    shares authorized, none issued)                                          -             -
  Common stock ($.01 par value, 30,000,000 authorized,
    9,918,750 issued; 9,026,661 and 9,000,237 shares outstanding
    at March 31, 2000 and December 31, 1999, respectively)                    100           100
  Additional paid-in capital                                               52,556        52,336
  Retained earnings, substantially restricted                              88,525        89,083
  Accumulated other comprehensive income:
    Unrealized loss on securities available for sale, net
      of tax effect                                                       (28,101)      (25,465)
  Treasury stock, at cost (892,089 and 1,059,058 shares at March 31,
    2000 and December 31, 1999, respectively)                              (8,759)       (8,934)
  Unallocated common stock held by ESOP                                      (864)         (934)
  Unearned common stock held by Bank's Recognition Plans and Trusts          (218)         (231)
  Unearned compensation                                                      (498)         (372)
                                                                        ---------     ---------
      Total stockholders' equity                                          102,741       105,583
                                                                        ---------     ---------
      Total liabilities and stockholders' equity                       $2,965,912    $2,965,850
                                                                        =========     =========
Book value per share                                                       $11.38        $11.73
                                                                        =========     =========

                         HAVEN BANCORP, INC.
        Consolidated Average Balance Sheet - Yield/Rate Analysis
                       (Dollars in thousands)

                                                             For the Three Months Ended
                                                      March 31, 2000              March 31, 1999
                                                 ------------------------    ------------------------
                                                 Average          Yield/     Average          Yield/
                                                 Balance Interest Rate(1)    Balance Interest Rate(1)
                                                 ------- -------- -------    ------- -------- -------
                                                                (Dollars in thousands)
Assets:
Interest-earning assets:
 Mortgage loans                                $1,854,895  $33,900  7.31%  $1,377,235  $24,885  7.23%
 Other loans                                       25,223      507  8.04       37,178      850  9.15
 Mortgage-backed securities                       734,530   12,857  7.00      762,234   12,650  6.64
 Money market investments                          11,902      147  4.94        1,516       30  7.92
 Debt and equity securities                       228,406    4,326  7.58      133,067    2,065  6.21
                                                ---------   ------          ---------   ------
Total interest-earning assets                   2,854,956   51,737  7.25    2,311,230   40,480  7.01
Non-interest-earning assets                       123,305   ------            147,604   ------
                                                ---------                   ---------
   Total assets                                 2,978,261                   2,458,834
                                                =========                   =========
Liabilities and stockholders' equity:
Interest-bearing liabilities:
    Savings accounts                              630,899    4,516  2.86      576,044    4,669  3.24
    Certificate accounts                        1,141,035   15,571  5.46      892,050   11,753  5.27
    NOW accounts                                  260,657      382  0.59      222,499      324  0.58
    Money market accounts                          70,272      529  3.01       57,986      419  2.89
    Borrowed funds                                723,653   11,147  6.16      530,099    7,109  5.36
                                                ---------   ------          ---------   ------
Total interest-bearing liabilities              2,826,516   32,145  4.55    2,278,678   24,274  4.26
Other liabilities                                  47,319   ------             60,133   ------
                                                ---------                   ---------
     Total liabilities                          2,873,835                   2,338,811
Stockholders' equity                              104,426                     120,023
                                                ---------                   ---------
Total liabilities and stockholders' equity     $2,978,261                   2,458,834
                                                =========                   =========
Net interest income                                       $19,592                     $16,206
                                                           ======                      ======
Net interest spread                                                 2.70%                       2.75%
                                                                    ====                        ====
Net interest margin                                                 2.74%                       2.80%
                                                                    ====                        ====

(1) annualized

                     HAVEN BANCORP, INC.
               Consolidated Statements of Income
         (Dollars in thousands, except per share data)
                         (Unaudited)

                                                     2000                   1999
                                                     ----      -------------------------------
                                                      1Q        4Q       3Q       2Q       1Q
                                                     ----      ----     ----     ----     ----
Interest income:
  Loans                                              $34,407  $33,923  $31,339  $28,416  $25,735
  Mortgage-backed securities                          12,857   12,566   12,952   12,686   12,650
  Money market investments                               147       20       53       39       30
  Debt and equity securities                           4,326    4,160    4,134    3,095    2,065
                                                      ------   ------   ------   ------   ------
     Total interest income                            51,737   50,669   48,478   44,236   40,480
                                                      ------   ------   ------   ------   ------
Interest expense:
 Deposits:
  Savings accounts                                     4,516    4,867    5,114    5,015    4,669
  NOW accounts                                           382      503      428      419      324
  Money market accounts                                  529      544      430      440      419
  Certificate accounts                                15,571   14,891   13,554   12,071   11,753
 Borrowed funds                                       11,147   11,585   10,400    8,371    7,109
                                                      ------   ------   ------   ------   ------
    Total interest expense                            32,145   32,390   29,926   26,316   24,274
                                                      ------   ------   ------   ------   ------
Net interest income before provision for loan losses  19,592   18,279   18,552   17,920   16,206
Provision for loan losses                                565    1,035    1,035      880      675
                                                      ------   ------   ------   ------   ------
Net interest income after provision for loan losses   19,027   17,244   17,517   17,040   15,531
                                                      ------   ------   ------   ------   ------
Non-interest income:
  Loan fees and servicing income                         264    1,285      528      422      505
  Mortgage banking income                              1,084      692       97      677    2,268
  Retail banking fee                                   4,866    4,634    4,472    3,865    3,079
  Net gain on sales of interest-earning assets           126     (930)     111    1,234      335
  Insurance, annuity and mutual fund fees              2,169    1,885    2,231    2,168    1,975
  Other                                                   94      211      170      182      135
                                                      ------   ------   ------   ------   ------
Total non-interest income                              8,603    7,777    7,609    8,548    8,297
                                                      ------   ------   ------   ------   ------
Non-interest expense
  Compensation and benefits                           11,037   11,803   10,917   10,927   11,040
  Occupancy and equipment                              3,609    2,723    3,482    3,439    3,344
  REO operations, net                                   (176)    (148)     112      (33)    (151)
  Federal deposit insurance premiums                     108      302      255      254      254
  Restructuring charge                                 7,057     -        -        -        -
  Other                                                5,840    5,253    5,520    5,662    5,138
                                                      ------   ------   ------   ------   ------
Total non-interest expense                            27,475   19,933   20,286   20,249   19,625
                                                      ------   ------   ------   ------   ------
Income before income tax expense                         155    5,088    4,840    5,339    4,203
Income tax expense                                        54    1,359    1,890    2,011    1,603
                                                      ------   ------   ------   ------   ------
Net income                                           $   101  $ 3,729  $ 2,950  $ 3,328  $ 2,600
                                                      ======   ======   ======   ======   ======
Net income per common share:  Basic                   $ 0.01   $ 0.42   $ 0.34   $ 0.38   $ 0.30
                                                      ======   ======   ======   ======   ======
                              Diluted                 $ 0.01   $ 0.40   $ 0.32   $ 0.37   $ 0.29
                                                      ======   ======   ======   ======   ======

Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.